Exhibit 10.1
[DATE]
Attn: [                    ]
PolyOne Corporation
POLYONE CORPORATION INCENTIVE AWARD
Grant of Restricted Stock Units
THIS AGREEMENT CONSTITUTES PART OF A PROSPECTUS COVERING SECURITIES REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THE COMMON SHARES OF THE COMPANY ARE LISTED ON THE NEW YORK STOCK EXCHANGE.
Dear [                    ]:
          Subject to the terms and conditions of the [INSERT PLAN] (the “Plan”) and this letter agreement (this “Agreement”), the Compensation and Governance Committee of the Board of Directors (the “Committee”) of PolyOne Corporation (“PolyOne”) (or a subcommittee thereof) has granted to you as of [DATE], the following award:
[                    ] restricted stock units (the “Restricted Stock Units”), which shall become non-forfeitable in accordance with Article 1 hereof. Each Restricted Stock Unit shall represent one hypothetical share of PolyOne’s common stock, par value $0.01, per share (a “Common Share”) and shall at all times be equal in value to one Common Share.
          A copy of the Plan is available for your review through the Corporate Secretary’s office. Unless otherwise indicated, the capitalized terms used in this Agreement shall have the same meanings as set forth in the Plan.
1.	Vesting of Restricted Stock Units.
(a)	Provided that you have been in the continuous employ of PolyOne from the date hereof until [DATE] (the “Restriction Period”), the Restricted Stock Units shall become non-forfeitable on [DATE] (the “Vesting Date”).

(b)	Notwithstanding the provisions of Section 1(a), (i) all of the Restricted Stock Units shall immediately become non-forfeitable if a Change of Control (as defined on Exhibit A to this Agreement) occurs, and (ii) a pro-rata portion of the Restricted Stock Units shall immediately become non-forfeitable if your employment terminates prior to [DATE] due to (A) your retirement at age 55 or older with at least 10 years of service or retirement under other circumstances entitling you to receive benefits under one of PolyOne’s (including its predecessors) defined benefit pension plans, (B) your permanent and total disability (as defined under the relevant disability plan or program of PolyOne or a Subsidiary in which you then participate), or (C) your death, such proration to be based on the portion of the Restriction Period during which you were employed by PolyOne.
2.	Other Termination. If your employment with PolyOne or a Subsidiary terminates before the Vesting Date for any reason other than as set forth in Section 1(b)(ii) and before a Change of Control, the Restricted Stock Units will be forfeited.

3.	Payment of Restricted Stock Units. The Restricted Stock Units that have become non-forfeitable pursuant to Section 1 will be paid in Common Shares transferred to you on the 10th business day following the Vesting Date, provided, however, in the event a Change of Control occurs prior to the Vesting Date and such Change of Control constitutes a change of ownership or effective control of PolyOne, or a change in the ownership of a substantial portion of the assets of PolyOne, within the meaning of Section 409A of the Code, the Restricted Stock Units will be so paid on the 10th business day following such Change of Control. If PolyOne determines that it is required to withhold any federal, state, local or foreign taxes from any payment, PolyOne may withhold Common Shares with a Market Value per Share equal to the amount of these taxes from the payment.

4.	Dividend, Voting and Other Rights. You shall have no rights of ownership in the Restricted Stock Units and shall have no right to vote them until the date on which the Restricted Stock Units are transferred to you pursuant to Section 3. While the Restricted Stock Units are still outstanding, on the date that PolyOne pays a cash dividend to holders of Common Shares generally, you shall be entitled to a number of additional whole Restricted Stock Units determined by dividing (i) the product of (A) the dollar amount of the cash dividend paid per Common Share on such date and (B) the total number of Restricted Stock Units (including dividend equivalents paid thereon) previously credited to you as of such date, by (ii) the Market Value per Share on such date. Such dividend equivalents shall be subject to the same terms and conditions and shall be settled or forfeited in the same manner and at the same time as the Restricted Stock Units to which the dividend equivalents were credited.

5.	Adjustments. In the event of any change in the number of Common Shares by reason of a merger, consolidation, reorganization, recapitalization, or similar transaction, or in the event of a stock dividend, stock split, or distribution to shareholders (other than normal cash dividends), the number of Restricted Stock Units then held by you will be adjusted. Such adjustment shall be made automatically on the customary arithmetical basis in the case of any stock split, including a stock split effected by means of a stock dividend, and in the case of any other dividend paid in PolyOne common shares. If any such transaction or event occurs, the Committee may provide in substitution for outstanding Restricted Stock Units such alternative consideration (including, without limitation, in the form of cash, securities or other property) as it may determine to be equitable in the circumstances and may require in connection therewith the surrender of the Restricted Stock Units subject to this Agreement. No adjustment provided for in this Section 5 will require PolyOne to issue any fractional shares.

6.	Non-Assignability. The Restricted Stock Units subject to this grant of Restricted Stock Units are personal to you and may not be sold, exchanged, assigned, transferred, pledged, encumbered or otherwise disposed of by you until they become earned as provided in this Agreement; provided, however, that your rights with respect to such Restricted Stock Units may be transferred by will or pursuant to the laws of descent and distribution. Any purported transfer or encumbrance in violation of the provisions of this Section 6 shall be void, and the other party to any such purported transaction shall not obtain any rights to or interest in such Restricted Stock Units.

7.	Miscellaneous.
(a)	The contents of this Agreement are subject in all respects to the terms and conditions of the Plan as approved by the Board and the shareholders of PolyOne, which are controlling. The interpretation and construction by the Board and/or the Committee of any provision of the Plan or this Agreement shall be final and conclusive upon you, your estate, executor, administrator, beneficiaries, personal representative and guardian and PolyOne and its successors and assigns.

(b)	The grant of the Restricted Stock Units is discretionary and will not be considered to be an employment contract or a part of your terms and conditions of employment or of your salary or compensation. Information about you and your participation in the Plan, including, without limitation, your name, home address and telephone number, date of birth, social insurance number or other identification number, salary, nationality, job title, any shares of stock or directorships held in PolyOne, and details of the Restricted Stock Units or other entitlement to shares of stock awarded, cancelled, exercised, vested, unvested or outstanding in your favor may be collected, recorded, held, used and disclosed by PolyOne and any of its Subsidiaries and any non-PolyOne entities engaged by PolyOne to provide services in connection with this grant (a “Third Party Administrator”), for any purpose related to the administration of the Plan. You understand that PolyOne and its Subsidiaries may transfer such information to Third Party Administrators, regardless of whether such Third Party Administrators are located within your country of residence, the European Economic Area or in countries outside of the European Economic Area, including the United States of America. You consent to the processing of information relating to you and your participation in the Plan in any one or more of the ways referred to above. This consent may be withdrawn at any time in writing by sending a declaration of withdrawal to PolyOne’s chief human resources officer.

(c)	Any amendment to the Plan shall be deemed to be an amendment to this Agreement to the extent that the amendment is applicable hereto. The terms and conditions of this Agreement may not be modified, amended or waived, except by an instrument in writing signed by a duly authorized executive officer at PolyOne.

Notwithstanding the foregoing, no amendment shall adversely affect your rights under this Agreement without your consent.

(d)	[FOR EMPLOYEES SIGNING EMPLOYEE AGREEMENT] It is a condition to your receipt of the Restricted Stock Units that you execute and agree to the terms of PolyOne’s current and applicable Employee Agreement (the “Employee Agreement”). If you do not sign and return the Employee Agreement to PolyOne Human Resources within 30 days of your receipt of this Grant of Restricted Stock Units, this Grant of Restricted Stock Units and any rights to the Restricted Stock Units will terminate and become null and void.

[(d)(e)]	By signing this Agreement, you acknowledge that you have entered into an Employee Agreement [(the “Employee Agreement”)] with PolyOne. You understand that, as set forth in Paragraph 5 and Attachment A of the Employee Agreement, you have agreed not to engage in certain prohibited practices in competition with PolyOne following the termination of your employment (hereinafter referred to as the “Covenant Not to Compete”). You further acknowledge that as consideration for entering into the Covenant Not to Compete, PolyOne is providing you the opportunity to participate in PolyOne’s long-term incentive plan and receive the award set forth in this Agreement. You understand that eligibility for participation in the long-term incentive plan was conditioned upon entering into the Covenant Not to Compete. You further understand and acknowledge that you would have been ineligible to participate in the long-term incentive plan and receive this award had you decided not to agree to the Covenant Not to Compete. You understand that the acknowledgment contained in this sub-section is a part of the Employee Agreement and is to be interpreted in a manner consistent with its terms.
8.	Notice. All notices under this Agreement to PolyOne must be delivered personally or mailed to PolyOne Corporation at PolyOne Center, Avon Lake, Ohio 44012, Attention: Corporate Secretary. PolyOne’s address may be changed at any time by written notice of such change to you. Also, all notices under this Agreement to you will be delivered personally or mailed to you at your address as shown from time to time in PolyOne’s records.

9.	Compliance with Section 409A of the Code.
(a)	To the extent applicable, it is intended that this Agreement and the Plan comply with the provisions of Section 409A of the Code, so that the income inclusion provisions of Section 409A(a)(1) of the Code do not apply to you. This Agreement and the Plan shall be administered in a manner consistent with this intent.

(b)	Reference to Section 409A of the Code will also include any proposed, temporary or final regulations, or any other guidance, promulgated with respect to such Section by the U.S. Department of the Treasury or the Internal Revenue Service.

          This Agreement, and the terms and conditions of the Plan, shall bind, and inure to the benefit of you, your estate, executor, administrator, beneficiaries, personal representative and guardian and PolyOne and its successors and assigns.

Very Truly Yours, POLYONE CORPORATION
By:
Kenneth M. Smith, Senior Vice President and
Chief Human Resources Officer

Accepted:

(Date)

Exhibit A
A “Change of Control” means:
(a) the acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) (a “Person”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of voting securities of the Company where such acquisition causes such Person to own 25% or more of the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that for purposes of this paragraph (a), the following acquisitions shall not be deemed to result in a Change of Control: (i) any acquisition directly from the Company that is approved by the Incumbent Board (as defined in paragraph (b) below), (ii) any acquisition by the Company, (iii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company or (iv) any acquisition by any corporation pursuant to a transaction that complies with clauses (i), (ii) and (iii) of paragraph (c) below; provided, further, that if any Person’s beneficial ownership of the Outstanding Company Voting Securities reaches or exceeds 25% as a result of a transaction described in clause (i) or (ii) above, and such Person subsequently acquires beneficial ownership of additional voting securities of the Company, such subsequent acquisition shall be treated as an acquisition that causes such Person to own 25% or more of the Outstanding Company Voting Securities; and provided, further, that if at least a majority of the members of the Incumbent Board determines in good faith that a Person has acquired beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 25% or more of the Outstanding Company Voting Securities inadvertently, and such Person divests as promptly as practicable a sufficient number of shares so that such Person beneficially owns (within the meaning of Rule 13d-3 promulgated under the Exchange Act) less than 25% of the Outstanding Company Voting Securities, then no Change of Control shall have occurred as a result of such Person’s acquisition; or
(b) individuals who, as of August 31, 2000, constitute the Board (the “Incumbent Board” as modified by this paragraph (b)) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to August 31, 2000 whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board (either by specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for director, without objection to such nomination) shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or
(c) the consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company or the acquisition of assets of another corporation or other transaction (“Business Combination”) excluding, however, such a Business Combination pursuant to which (i) the individuals and entities who were the beneficial

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owners of the Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 60% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the entity resulting from such Business Combination (including, without limitation, an entity that as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries), (ii) no Person (excluding any employee benefit plan (or related trust) of the Company, the Company or such entity resulting from such Business Combination) beneficially owns, directly or indirectly, 25% or more of the combined voting power of the then outstanding securities entitled to vote generally in the election of directors of the entity resulting from such Business Combination and (iii) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or
(d) approval by the shareholders of the Company of a complete liquidation or dissolution of the Company except pursuant to a Business Combination that complies with clauses (i), (ii) and (iii) of paragraph (c) above.

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